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EXHIBIT 10.16.:  EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

      AGREEMENT, dated this 23rd day of February 2001 (this
"Agreement"), among Alcan Aluminium Limited, a Canadian corporation (the "Employer"), with offices at 1188 Sherbrooke Street West, Montreal, Quebec, Canada, and Travis Engen (the "Employee").

     1.   EMPLOYMENT, DUTIES AND AGREEMENTS.

     (a) The Employer hereby agrees to employ the Employee as the President and Chief Executive Officer of the Employer and to nominate the Employee for re-election as a member of the Board of Directors of the Employer (the "Board") and the Employee hereby accepts such positions and agrees to serve the Employer in such capacities during the employment period fixed by Section 4 hereof (the "Employment Period"). The Employee shall report solely and directly to the Board. The Employee's duties and responsibilities shall be such duties and responsibilities that are consistent with the positions of President, Chief Executive Officer and Director.

     (b) During the Employment Period and as long as the Employer shall not be in default of a material obligation hereunder, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote substantially all of his business time and attention to the performance of his duties and responsibilities hereunder. Notwithstanding any provision to the contrary, nothing herein shall prohibit the Employee from (i) acting or serving as a director, trustee, committee member or principal of any type of business or civic or charitable organization except where such service is inconsistent with the non-competition provision referred to in
          Section 9(a) hereof or otherwise inconsistent with the effective completion of his responsibilities hereunder and provided that the Employee has received the prior approval in writing of the Personnel Committee (or equivalent committee) of the Board

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which shall not be unreasonably withheld, and (ii) managing his personal, financial and legal affairs.

2.   COMPENSATION.

     (a) As compensation for the agreements made by the Employee herein and the performance by the Employee of his obligations hereunder, during the Employment Period, the Employer shall pay the Employee, not less than once a month pursuant to the Employer's normal and customary payroll procedures, a base salary at the rate of not less than $1,200,000 per annum (the "Base Salary").

     (b) In addition to the Base Salary, for each of calendar years 2001 through 2005, the Employee shall be entitled to a bonus (the "Annual Bonus") based on an established target bonus level and the achievement of performance objectives. The Annual Bonus shall be determined on a calendar year basis and the Employee shall be entitled to a full year's Annual Bonus with respect to calendar year 2001 (i.e., without proration relating to the commencement of the Employment Period after January 1, 2001). The target bonus (the "Target Bonus") level for each such year and the performance objectives shall be determined in a manner and a level consistent with the Employer's past practice. The minimum amount of the Annual Bonus for calendar year 2001 shall be not less than 100% of the Employee's Base Salary, regardless of the achievement of the performance objectives for such calendar year.

     (c) On the date of this Agreement, the Employer shall grant the Employee an option (the "Option") to purchase shares of the Employer's common stock and such Option shall become exercisable at a price and according to the conditions as set forth in the Option Agreement attached as Schedule I hereto. Notwithstanding Schedule I, such options will become fully vested and exercisable upon the termination of the Employee's employment by the Employer without Cause, by the Employee for Good Reason or upon a Change of Control (as defined below), provided that to the extent the minimum waiting periods stipulated by law or listing regulations have not expired as of the date of termination of employment or Change of Control, such options shall become fully vested and exercisable on the expiration of such minimum waiting periods. Notwithstanding any provision in this Agreement or any other agreement or document to the contrary, and upon becoming exercisable, the Option and any

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other stock options granted to the Employee under any plan, practice, policy or program of the Employer, shall remain outstanding and exercisable for the full ten (10) year period from the date such stock option was issued regardless of any termination of Employee's employment.

     (d) During the Employment Period, the Employee shall be entitled to participate in all long-term incentive compensation practices, policies and programs of the Employer and its affiliated companies which are made available generally to other executive officers of the Employer and its affiliated companies. The term "affiliated companies" means all companies controlled by the Employer.

     (e) The amounts of the Base Salary, Target Bonus and long term incentive opportunities shall be reviewed from time to time in a manner consistent with the Employer's past practice based on competitive market pay levels.

3.   BENEFITS, PERQUISITES AND EXPENSES

     (a) During the Employment Period: (i) the Employee shall be entitled to participate in all savings and retirement plans, practices, policies and programs of the Employer and its affiliated companies which are made available to any other executive officers of the Employer and its affiliated companies; and (ii) the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Employer and its affiliated companies (including, without limitation, medical, prescription, dental, disability, life insurance, group life insurance, short- and long-term disability, accidental death and travel accident insurance plans and programs) which are made available to any other executive officers of the Employer and its affiliated companies.

     (b) During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the Employer's practice and policies. The ability to carry forward vacation time shall be subject to the Employer's vacation policy applicable to executive officers of the Employer as in effect from time to time.

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     (c)  The Employer shall pay or promptly reimburse the Employee for any fees, dues and expenses with respect to any club, society, or organization in which the Employee is a member provided that such memberships are reasonably necessary to assist the Employee in performing his duties and responsibilities hereunder. The Employer shall provide the Employee with a supplemental cash payment to gross-up the Employee for any tax liability incurred with respect to any such payment or reimbursement, including any such liability incurred with respect to the payment provided for by this sentence.

     (d) The Employer shall pay or promptly reimburse the Employee for the costs of obtaining financial and tax planning advice and preparation of tax returns by a leading international accounting firm chosen by the Employee for each relevant jurisdiction in connection with the employment of the Employee hereunder during the Employment Period and for the year in which the Employment Period terminates. The Employer shall provide the Employee with a supplemental cash payment to gross-up the Employee for any tax liability incurred with respect to any such payment or reimbursement, including any such liability incurred with respect to the payment provided for by this sentence.

     (e) The Employer shall pay or promptly reimburse the Employee for all expenses incurred by the Employee or the Employee's spouse in connection with the performance of the Employee's duties hereunder, including without limitation any travel (including without limitation the use of a car service to travel from home to the office), accommodation or meals and entertainment costs. The Employer shall provide the Employee with a supplemental cash payment to gross-up the Employee for any tax liability incurred with respect to any such payment or reimbursement, including any such liability incurred with respect to the payment provided for by this sentence.

     (f) During the Employment Period, the Employee shall be entitled to the use of a limousine service for business related transport in accordance with the Employer's policies.

     (g) In order to compensate the Employee for any additional income tax liability that he may be subject to in Canada or any other non-U.S. jurisdiction as a result of his employment hereunder, the Employer shall provide the Employee with quarterly tax-equalization payments, such that the Employee's net income after taxes from all compensation received by

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          Employee from the Employer is equal to what his net income after taxes would have been if such amounts were earned in New Canaan, Connecticut. The quarterly payments will be based on estimates calculated by a leading international accounting firm chosen by the Employee, on behalf of the Employee and Employer. Upon the filing of the Employee's final tax returns each year, the accounting firm shall calculate the total tax-equalization amount and determine whether there is a shortfall or excess between such amount and the quarterly payments paid to the Employee in respect of such tax year. If there is a shortfall, the Employer shall pay the Employee the difference, and, if there is an excess, the Employee shall pay the Employer such difference. In the event any governmental taxing authority audits or otherwise challenges the Employee's tax liability determined by the international accounting firm, the Employer shall advance all costs of defending the calculation and shall indemnify the Employee and hold the Employee harmless from any and all costs and liabilities related to such governmental taxing authority's audit or other action.

     (h) As regards the pension benefits to which the Employee would normally be entitled as a employee of the Employer, the Employer shall adjust its retirement programs as regards the rights and interests of the Employee so as to meet the requirements of SCHEDULE II attached hereto.

4.   EMPLOYMENT PERIOD.

     The Employment Period shall commence on March 12, 2001 (the "EFFECTIVE DATE") and shall end on the day preceding the fifth anniversary of the Effective Date (the "SCHEDULED TERMINATION DATE"); provided, however, that on the fifth anniversary of the Effective Date, and on every anniversary of the Effective Date thereafter, the Employment Period shall be extended for a period of one year (and the Scheduled Termination Date shall also be extended until the day preceding such anniversary date) unless either party gives notice to the other at least ninety (90) days before such anniversary date that such party is electing not to extend the Employment Period. Notwithstanding the foregoing, the Employee's employment hereunder may be terminated during the Employment Period upon the earliest to occur of the following events (at which time the Employment Period shall be terminated):

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     (a)  DEATH.  The Employee's employment hereunder shall terminate upon his death.

     (b) DISABILITY. The Employer shall be entitled to terminate the Employee's employment hereunder for "DISABILITY" being the disability of the Employee as defined according to the Employer's applicable Long-Term Disability program and insurance policies.

     (c) CAUSE. The Employer may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the term "CAUSE" shall mean: (i) the willful failure of the Employee substantially to perform the Employee's duties under this Agreement (other than as a result of physical or mental illness or injury) that has a material adverse effect on the Employer, after the Board delivers to the Employee a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties; and (ii) the willful engaging by the Employee, in the Employee's capacity as an employee of the Employer, in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Employer. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Employer, shall not constitute Cause. For purposes of this SECTION 4(c), any act or failure to act by the Employee shall not be considered "willful" unless done by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interests of the Employer. Cause shall not exist unless and until the Employer has delivered to the Employee, within ninety
          (90) days after the Employer becomes aware of the proposed basis giving rise to Cause, a copy of a resolution duly adopted by a majority of the Board at a meeting of the Board called and held for such purpose (after reasonable but in no event less than thirty (30) days' notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee was guilty of the conduct set forth above and specifying the particulars thereof in detail. The Employee shall have the right to cure the same, to the extent reasonably susceptible to cure, within thirty (30) days of the date of such written notice. This SECTION 4(c) shall not prevent the Employee from challenging in any court of competent jurisdiction the Board's determination that Cause exists or that the Employee has

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          failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination.

     (d) Good Reason. The Employee may terminate his employment hereunder for "GOOD REASON," for any of the following reasons enumerated in this
          SECTION 4(d) (and such termination shall be treated as if it were a termination by the Employer without Cause, and not a voluntary termination by the Employee): (i) the assignment to the Employee of any duties inconsistent with SECTION 1(a) of this Agreement, or any other action by the Employer that results in a diminution in the Employee's position, authority, status, duties or responsibilities as they currently exist, or any failure to reelect the Employee to any positions or offices the Employee held as contemplated hereunder; (ii) any reduction by the Employer of the Employee's Base Salary or Target Bonus or in any material term or condition of his compensation or benefits as they currently exist, or failure to comply with, or breach of, any of the provisions of this Agreement or any other agreement related to the Employee's employment or other relationship with the Employer, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Employee; (iii) a Change of Control (as defined in SCHEDULE III attached hereto); (iv) if the Employee, having accepted to be nominated, is not re-elected at each annual general meeting of the shareholders of the Employer following the date hereof at which such an election is required under the Articles of Incorporation or Bylaws of the Employer, as the case may be; (v) if the Employee is removed as a member of the Board at any time during the Employment Period; or
          (vi) any purported termination of the Employee's employment by the Employer for a reason or in a manner not expressly permitted by this Agreement. Termination by the Employee pursuant to this SECTION 4(d) shall not be effective until the Employee delivers to the Board a notice specifically identifying the conduct of the Employer which the Employee believes constitutes a reason enumerated in this SECTION 4(d) and, to the extent reasonably susceptible to cure, the Employee provides the Board thirty (30) days to remedy such conduct. This
          SECTION 4 (d) shall not prevent the Employer from challenging in any court of competent jurisdiction the Employee's determination that "Good Reason" exists or that the Employer has failed to cure any act (or failed to act) that purportedly formed the basis for Employee's determination.

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     (e)  WITHOUT CAUSE.  The Employer may terminate the Employee's employment hereunder without Cause, provided that the Employer provides the Employee with notice of its intent to terminate the Employee's employment without Cause at least thirty (30) days in advance of the Date of Termination (as defined below).

     (f) WITHOUT GOOD REASON. The Employee may terminate his employment hereunder without Good Reason, provided that the Employee provides the Employer with notice of his intent to terminate his employment without Good Reason at least thirty (30) days in advance of the Date of Termination (as defined below).

     (g) PUBLIC ANNOUNCEMENT OF TERMINATION. The Employee and the Employer shall exercise reasonable efforts to mutually agree on the time, method and content of any public announcement regarding the Employee's termination of employment hereunder. Neither the Employee nor the Employer shall make any public statements which are inconsistent with the information which has been so agreed upon by the Employer and the Employee and the parties hereto shall cooperate with each other in refuting any public statements made by other persons, which are inconsistent with the information mutually agreed upon between the Employee and Employer as described above.

5.   TERMINATION PROCEDURE.

     (a) NOTICE OF TERMINATION. Any termination of the Employee's employment by the Employer or by the Employee during the Employment Period (other than termination pursuant to SECTION 4(a)) shall be communicated by written "NOTICE OF TERMINATION" to the other party hereto in accordance with SECTION 15(a) hereof. For purposes of this Agreement, a Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and shall attach any prior notices required under SECTION 4.

     (b) DATE OF TERMINATION. "DATE OF TERMINATION" shall mean (i) if the Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is terminated pursuant to
          SECTION 4(b), thirty (30) days after Notice of Termination (provided


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          that the Employee shall not have returned to the substantial performance of his duties during such thirty (30) day period), (iii) if the Employee's employment is terminated pursuant to SECTIONS 4(E) or 4(F), a date specified in the Notice of Termination which is at least thirty (30) days from the date of such notice as specified in such SECTIONS 4(E) or 4(F); and (iv) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days (or any alternative time period agreed upon by the parties) after the giving of such notice) set forth in such Notice of Termination.

6.   TERMINATION PAYMENTS.

     (a) WITHOUT CAUSE OR FOR GOOD REASON. In the event of the termination of the Employee's employment during the Employment Period by the Employer without Cause or by the Employee for Good Reason, the Employee shall be entitled to:

          (i) a payment of (A) the Employee's Base Salary through the Date of Termination (to the extent not theretofore paid), (B) any earned but unpaid Annual Bonus in respect of the year ending prior to or coincident with the Date of Termination, (C) any accrued vacation pay, and (D) any unreimbursed expenses under SECTION 3(c), (d), (e) and (g) (together, the payments under SECTION 6(a)(i)(A), (B), (C), and (D), the "ACCRUED OBLIGATIONS");

          (ii)  a lump-sum payment equal to the product of (A) the greater of
                (x) the quotient of the number of full and partial months from the Date of Termination to the Scheduled Termination Date, divided by twelve (12), and (y) three (3), and (B) the Employee's highest annualized Base Salary in effect during the Employment Period and Target Bonus (assuming a Target Bonus equal to one hundred percent (100%) of the Employee's highest annualized Base Salary and all performance objectives have been met);

          (iii) immediate acceleration of vesting and exercisability of all stock grants, stock options and any other incentive compensation;

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          (iv) an additional service credit (for all purposes, including without limitation vesting and benefit accrual) under the Employer's Supplemental Executive Retirement Plan (SERP) in accordance with
               SCHEDULE II, to bring the total years of service to five (5) years under SCHEDULE II; and

          (v) continuation of all benefits provided in SECTION 3 hereunder from the Date of Termination to the later of (A) the Scheduled Termination Date, or (B) the third anniversary of the Date of Termination.

     (b) CAUSE OR WITHOUT GOOD REASON. If the Employee's employment is terminated during the Employment Period by the Employer for Cause or by the Employee without Good Reason, the Employer shall pay to the
          Employee: (i) the Accrued Obligations, and (ii) a pro-rata portion of the Target Bonus (assuming a Target Bonus equal to one hundred percent (100%) of the Employee's annualized Base Salary then in effect and all performance objectives have been met).

     (c) DEATH OR DISABILITY. If the Employee's employment is terminated during the Employment Period as a result of the Employee's Death or the Employee's Disability, the Employee or the Employee's estate or legal representative, as the case may be, shall be entitled to receive the proceeds of the insurance policies and similar employee benefit plans and policies referred to under SECTION 3 above and, except as set forth in SCHEDULE IV attached hereto, no further compensation from the Employer.

     (d) TIME OF PAYMENTS. Unless otherwise specified in this Section 6 or in the policies and plans referred to in SECTION 6(c), all payments due under this SECTION 6 shall be paid no later than ten (10) days after the Date of Termination.

     (e) SCHEDULED TERMINATION DATE. Notwithstanding anything else contained herein and for the purposes of clarity, the Employee shall not be entitled to receive any termination payments or other payments similar to those referred to under this SECTION 6 (other than Accrued Obligations) in the event that this Agreement terminates on the Scheduled Termination Date.


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7.   NON-EXCLUSIVITY OF RIGHTS.

     Any vested benefits and other amounts that the Employee is otherwise entitled to receive under any employee benefit plan, policy, practice or program of the Employer or any of its affiliated companies shall be payable in accordance with such employee benefit plan, policy, practice or program as the case may be, except as explicitly modified by this Agreement.

8.   FULL SETTLEMENT; NO DUTY TO MITIGATE.

     (a) The Employer's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Employer may have against the Employee or others.

     (b) In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement, and such amounts shall not be reduced, regardless of whether the Employee obtains other employment.

9.   CONFIDENTIALITY OF INFORMATION; DUTY OF NON-DISCLOSURE; NON-COMPETITION.

     (a) CONFIDENTIALITY AND NON-COMPETITION. The Employee acknowledges and agrees that his employment as President and Chief Executive Officer of the Employer under this Agreement is conditional upon his agreeing to be bound by the Confidentiality Undertaking attached hereto as
          SCHEDULE V and the Non-Competition Undertaking attached hereto as
          SCHEDULE VI.

     (b) REMEDIES. The parties hereto hereby declare that the payment of money as damages or indemnification by the Employee to the Employer will alone be inadequate compensation for the loss and damages that will accrue to the Employer by reason of a failure by the Employee to perform any of his obligations under this SECTION 9. Accordingly, if the Employer institutes any action or proceeding to enforce the provisions hereof, to the extent permitted by applicable law, the Employee hereby waives the claim or defense that the Employer

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          has an adequate remedy at law, and the Employee shall not urge in any such action or proceeding the defense that any such remedy exists at law.

     (c) SURVIVAL OF COVENANTS. This SECTION 9 and the undertakings referred to herein shall survive the termination of the Employment Period.

10.  NON-SOLICITATION.

     During the Employment Period and for a period of two (2) years following the Date of Termination, the Employee shall not directly or indirectly induce any employee of the Employer or any of its subsidiaries to terminate employment with such entity, and shall not employ or offer employment to any person who is or was employed by the Employer or a subsidiary thereof unless such person shall have ceased to be employed by such entity for a period of at least three (3) months.

11.  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

     (a) GENERAL. The Employer undertakes to indemnify the Employee in accordance with SCHEDULE VII.

     (b) DIRECTORS' AND OFFICERS' INSURANCE. The Employer shall maintain appropriate and customary directors' and officers' liability insurance for the benefit of the Employee, and the Employee shall be entitled to the protection of any other insurance policies the Employer or any of its affiliates from time to time maintains for the benefit of its senior executive officers and directors (or substantially similar policies) respecting liabilities, costs, charges, and expenses of any type whatsoever incurred or sustained by the Employee (or the employee's legal representatives or other successors) in connection with any action, suit or proceeding to which the Employee (or the Employee's legal representatives or other successors) may be made a party or may be threatened to be made a party by reason of the Employee's being or having been a director, officer, employee or agent of the Employer or serving or having served at the request of the Employer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


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     (c)  SURVIVAL OF OBLIGATION.  This SECTION 11 and the undertakings referred to herein shall survive the termination of the Employment Period.

12.  CHANGE OF CONTROL PROVISIONS.

     (a) The Employer shall enter into with the Employee a Change of Control Agreement in the form attached hereto as SCHEDULE III. Notwithstanding anything to the contrary in SCHEDULE III or in any other agreement or arrangement, nothing in SCHEDULE III shall diminish, reduce or otherwise adversely affect the payments, rights and benefits provided to Employee in this Agreement, including without limitation the payments, rights and benefits that the Employee becomes entitled to as a result of a Change of Control. Accordingly, in the event any provision in SCHEDULE III (or any successor Change of Control Agreement) conflicts or is otherwise inconsistent with any provision of this Agreement, this Agreement shall govern. In addition, the definition of Change of Control provided in SCHEDULE III shall apply to this Agreement even after the expiration of SCHEDULE III, unless any new Change of Control Agreement specifically provides that it is intended to replace the definition of Change of Control in this Agreement.

     (b) In the event of a Change of Control (as defined in SCHEDULE III), in addition to the payments provided under SECTION 6 or under any other plan, program, agreement or arrangement, the Employee shall further be entitled to additional payments equal to: (A) any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986 (the "CODE") (or any similar taxes or charges imposed by any other state or jurisdiction, including without limitation Canada) on the payments or benefits to or for the benefit of the Employee provided for herein or under any other plan, program, agreement or arrangement of the Employer (or any member of the Employer's affiliated group as such term is defined in Section 1504 of the Code, without regard to Section 1504(b) thereof); and (B) any such excise taxes and any other taxes imposed by the Code or under the laws or regulations of any other state or jurisdiction (including without limitation, Canada) on the payments provided for in this SECTION 12.

     (c) The Employer shall pay to the Employee the payments provided for in this Section 12 as soon as practical following the determination of the tax counsel referred to below. Tax counsel selected by the Employee and reasonably acceptable to the Employer shall


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          determine on behalf of the Employee and the Employer whether the payments provided for by this SECTION 12 shall be required. Tax counsel shall determine that payments shall be necessary only if, and to the extent that, it is more likely than not that the payments or benefits are subject to a tax. In making the determinations required by this SECTION 12, tax counsel may rely on benefit consultants, accountants or other experts. The Employer hereby agrees to pay all reasonable fees and expenses of such tax counsel and other experts. If, subsequent to the payment to the Employee of payments pursuant to this SECTION 12, the tax counsel referred to in this SECTION 12 reasonably determines that the amount of the payments paid pursuant to this SECTION 12 are less or more than the amount required to have been paid, then based on such determination, the Employer shall pay to the Employee any shortfall and the Employee shall repay any overpayment to the Employer. In the event that tax counsel referred to in this
          SECTION 12 reasonably determines that the Employee is required to pay interest or penalties to a governmental taxing authority as a result of his non-payment of taxes in accordance with any prior determination pursuant to this SECTION 12, the Employer shall pay to the Employee an additional amount equal to (i) the amount of such interest and/or penalties and (ii) any excise tax and any other taxes imposed by the Code or under the laws of any state or jurisdiction on the payments provided for in this sentence. Nothing in this SECTION 12 shall be interpreted as absolving the tax counsel from any professional responsibility with respect to his determinations hereunder.

13. LEGAL FEES. The Employer shall reimburse the Employee for legal and other professional fees (based upon a reasonable hourly rate) and reasonable out-of-pocket expenses and other fees incurred in connection with the preparation of this Agreement.

14.  ENFORCEMENT.

     (a) Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof (except as otherwise specified herein), shall be settled by arbitration. The arbitration shall be administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules ("RULES") except as those Rules conflict with the provisions of this SECTION 14, in which case the provisions of this SECTION 14 shall control. Nothing herein shall limit the Employer's right to seek injunctive relief in a court of competent jurisdiction in connection with a breach by the Employee of his obligations under Section 9(b) of this Agreement.

     (b) The parties shall submit the dispute to the New York City regional office of the AAA and the situs of the arbitration shall be the New York metropolitan area unless another location is otherwise agreed to in writing by the parties.

     (c) The arbitration shall be conducted by a panel of three arbitrators. Each such arbitrator shall be an attorney admitted to practice law in a state of the United States. Within thirty (30) business days of the filing of a demand for arbitration by the claimant(s) with the New York City regional office of the AAA, the claimant(s) and the respondent(s) shall each appoint one arbitrator, and within sixty (60) business days of the date of their appointment, the two arbitrators shall appoint a third arbitrator, who shall act as chairperson. If any arbitrator is not appointed within the times specified above, the AAA or President of local bar association where appropriate shall appoint such arbitrator(s) in accordance with the Rules.

     (d) The arbitration proceedings and any record thereof, including all submissions, shall be confidential, except as necessary to enforce the arbitration award.

     (e) The Employer agrees to pay as incurred, to the full extent permitted by law, all legal fees (based upon a reasonable hourly rate), reasonable out-of-pocket expenses and all costs of any arbitration which the Employee may reasonably incur as a result of any arbitration contest (regardless of the outcome thereof) pursued or defended against in good faith by the Employee regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee of the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the lowest rate specified to be payable by the Employer to any of its bankers or other arm's length lenders in respect of U.S. dollar denominated indebtedness.

     (f) Judgment on the award rendered by the arbitrators shall be final and binding upon the parties and may be entered in any court having competent jurisdiction thereof.

15.  MISCELLANEOUS.

     (a) NOTICES. Any notice to be given hereunder shall be given in writing. Notice shall be deemed to be given when delivered by hand, or three
          (3) days after being mailed, postage prepaid, registered with return receipt requested, to the following addresses:

          If to the Employer:

          Alcan Aluminium Limited
          1188 Sherbrooke Street West
          Montreal, Quebec, CANADA  H3A 3G2
          Attention:  Chairman

          with a copy to:

          Senior Vice President and Chief Legal Officer

          If to the Employee:

          Travis Engen
          265 Brushy Ridge Road
          New Canaan, CT 06840
          U.S.A.

          with a copy to:

          Arthur Kohn, Esq.
          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, New York  10006

     or to such other address as any party hereto may designate by notice to the other, and shall be deemed to have been given upon receipt.

     (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the Employee's employment with the Employer.

     (c) MODIFICATION OR AMENDMENT. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

     (d)  SUCCESSORS.

          (i) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Employer or by the Employee.

          (ii) The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would have been required to perform it if no such succession had taken place. As used in the Agreement, the "Employer" shall mean both the Employer as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

          (iii) Notwithstanding the foregoing, the Employer shall have the right to assign all or part of its obligations hereunder to any of its U.S. incorporated subsidiaries provided that the Employer shall remain responsible on a solidary (i.e., joint and several) basis with the assignee as regards the obligations so assigned.

     (e) SEVERABILITY. Each provision hereof is severable from this Agreement, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement or portion thereof is so broad, in scope or duration or otherwise, as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

     (f)  WAIVER.   The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

     (g) TAX WITHHOLDING. The Employer may withhold from any amounts payable to the Employee hereunder all federal, state, city or other taxes that the Employer may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

     (h) RULE OF CONSTRUCTION. The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party. This Agreement has been prepared in the English language at the specific request of both parties. All monetary amounts referred to herein are expressed in U.S. dollars unless otherwise stipulated as is the case for Schedule I.

     (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the STATE OF NEW YORK, USA, without reference to its principles of conflicts of law.

     (j) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     (k) HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

            *                *                 *                *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             Alcan Aluminium Limited

                             /s/ Dr. John R. Evans
                             -------------------------------
                             Name:    Dr. John R. Evans
                             Title:   Chairman

                             /s/ Travis Engen
                             -------------------------------
                             Travis Engen

                                   SCHEDULE I

                               STOCK OPTION GRANT

This Agreement made as of the 23rd day of February 2001, between:

                            ALCAN ALUMINIUM LIMITED
                                 (the "Company")
                                     - and -
                                  Travis Engen
                                (the "Optionee")

WHEREAS the Company has adopted the "Alcan Executive Share Option Plan" (the "Plan") as set out in a Circular dated April 22, 1993 providing for the grant to key employees of the Company and its subsidiaries of options to purchase Shares of the Company; and

WHEREAS the Company wishes to grant an option to the Optionee subject to the terms of the Plan and the terms contained herein and the Optionee has agreed to accept the said grant of such option;

NOW, THEREFORE, the parties hereto agree as follows:

1.   CONSTRUCTION

     The terms and conditions of the Plan, as the same may be revised, amended or supplemented from time to time, shall form part of this Agreement as if set out at length herein. If a conflict arises between the terms of this Agreement and those of the Plan, the terms of the Plan shall govern, subject, in each case, to the relevant provisions of the Optionee's Employment Agreement of the same date hereof.

2.   GRANT OF OPTION

     The Company hereby grants to the Optionee the option ("C Option") to purchase the number of Shares ("Shares") of the Company at the subscription price and during the Option Period set forth below (subject to the terms of the Plan and this Agreement):

                                     Subscription           Option Period
       Effective         Number         Price          -------------------------
          Date         of shares     (CAD/Share)          From            To
          ----         ---------     -----------          ----            --

     March 12, 2001     579,000        $59.35
                                                        March 12,      March, 11
                                                          2001            2011

3.   Waiting Period

     The expression "Waiting Period" as defined in the Plan shall, in its application to the C Options, mean a period (ending not less than three months from the Effective Date) during which the Market Value of a Share for each of 21 consecutive trading days exceeds the minimum market value stated in column 1 of the following table whereupon the portion of the original C Option stated in column 2 of that table shall become vested in the Optionee for exercise at his discretion:

     ------------------------------------------- ---------------------------------------------------------------
                        (1)                                                   (2)
     Minimum Market Value as percentage of the       Portion of the original C Option granted which may be
         February 23, 2001 reference price:                                 exercised:
     =========================================== ===============================================================
                        120%                                           not exceeding 33%
     ------------------------------------------- ---------------------------------------------------------------
                        140%                                           not exceeding 66%
     ------------------------------------------- ---------------------------------------------------------------
                        160%                                                  100%
     ------------------------------------------- ---------------------------------------------------------------

     EXCEPTIONS AND CLARIFICATIONS:

     (a) reference is made to the Optionee's Employment Agreement with respect to the exceptions to the waiting period stipulations and the term of the C Option.

     (b) the Waiting Period shall be waived on the day which is one year preceding the date of termination of the Option Period.

     (c)  the February 23, 2001 reference price shall be CAD $ 55.83.

4.   HOLDING PERIOD

     There shall not be a Holding Period for the Shares issued on the exercise of C Options.

5.   STOCK APPRECIATION RIGHTS

     No stock appreciation rights shall be connected with the C Option.

6.   EXERCISE OF OPTION AND SPECIAL PAYMENT ON EXERCISE

     A C Option may be exercised (in part or in whole) by the Optionee giving written notice to the Vice President, Human Resources of the Company (with a copy to the Secretary of the Company) specifying the number of Shares being purchased, together with payment in Canadian Dollars of the subscription price for such Shares. At the time of exercise of the Option (in whole or in part), the Optionee shall be entitled to receive from the Company a per share adjusting payment equal to CAD $ 3.52 in the form of Deferred Share Units (as defined in the Company's Deferred Share Unit
     Plan). The number of Deferred Share Units to be credited to the account of the Optionee will be equal to the number of options exercised multiplied by CAD $ 3.52 divided by the average common share trading price on the Toronto Stock Exchange on the date of exercise.

7.  INSIDERS

     Notwithstanding anything contained herein, if the Optionee is, or becomes, an insider of the Company for the purposes of any applicable law, the exercise of the Option and disposal of the Shares acquired pursuant to such exercise shall be subject to restrictions under such law. The Optionee shall be responsible for complying with all obligations arising in connection with the Shares under applicable securities or other laws.

8.   NOTICE

     Any notice or request which either party hereto gives to the other shall be in writing, and if to the Company, addressed to:

     Alcan Aluminium Limited
     P.O. Box 6090
     Montreal, Quebec, Canada
     H3C 3A7

     Attention:  Vice President, Human Resources, or
                 Secretary
                 as the case may be

     and, if to the Optionee, at his address as shown in the records of the Company, and in both cases to such other address as one party may designate in writing from time to time to the other. No notice hereunder shall be deemed delivered until it has been received.

9.   GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec. The Parties hereto have agreed and requested that this Agreement be drafted in English. Les parties ont convenu et requis que cette convention soit redigee en anglais.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ALCAN ALUMINIUM LIMITED



Per: /s/  Gaston Ouellet            Signature:  /s/  Travis Engen
     ______________________                     __________________________
        Gaston Ouellet                              Travis Engen
     Senior Vice President

                          RETIREMENT BENEFIT AGREEMENT

THIS AGREEMENT is made in duplicate as of the 12 of March, 2001

BETWEEN        TRAVIS ENGEN
               (hereinafter referred to as "the Executive")

                                                               OF THE FIRST PART


AND ALCAN INC., a Corporation incorporated under the laws of Canada (hereinafter referred to as "Alcan").

                                                              OF THE SECOND PART

WHEREAS by Agreement dated February 23, 2001 (the "Employment Agreement"), Alcan agreed to employ the Executive as its President and Chief Executive Officer and as a director, and the Executive agreed to accept such positions;

WHEREAS Section 3 and Schedule II of the Employment Agreement set forth in general terms an undertaking by Alcan to provide retirement benefits to the Executive in the manner described in such Section and such Schedule, respectively;

WHEREAS, in order to give effect to the above-mentioned Section and Schedule of the Employment Agreement and in order to retain the Executive in its employ, Alcan is entering into a retirement benefits agreement (hereinafter referred to as the "Agreement") to pay to the Executive retirement benefits (hereinafter referred to as the "Retirement Benefit") as herein stated;

NOW, THEREFORE this Agreement witnesses that the parties hereto covenant and agree each with the other as follows:

1.   INTERPRETATION

     1.1 In this Agreement, "Plan" means Alcan's qualified pension plan in the United States of America called the "Alcancorp Pension Plan". Unless the context otherwise specifies or requires, all terms contained in this Agreement which are defined in the Plan shall for the purposes of this Agreement have the meaning given to such terms in the Plan.

     1.2 Words importing the singular number shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender.

2.   RETIREMENT, TERMINATION AND DEATH BENEFIT

     ALCAN shall, in the event of the termination of the Executive's employment for whatever reason, including his retirement or his death (hereinafter referred to as the "Date of Determination"), determine a Retirement Benefit payable by Alcan to the Executive or, in the event of his death, to his Qualified Spouse, in the manner provided in paragraph 3 below.

3.   DETERMINATION OF BENEFITS AND PAYMENTS

     3.1 The total Retirement Benefit as of the Date of Determination, in U.S. currency, is a monthly pension equal to the product of

          --        $6,432, and

          -- the number of years and fraction of years of service rendered from 1 April 2001 by the Executive to Alcan, up to a maximum of 5 years. A fraction of month shall be rounded up to a whole month.

     3.2 Notwithstanding paragraph 3.1 above, if the Executive shall become disabled and qualify for payment under Schedule IV of the Employment

          Agreement, the service accrual for pension purposes shall be at the rate of one half of one month for each month during which a payment is made pursuant to paragraph (ii) of the aforementioned Schedule IV ("Supplemental Disability Payment"),

     3.3 If the Executive does not have a Qualified Spouse (as defined under the Plan) at the pension commencement date, the Retirement Benefit shall be payable for the lifetime of the Executive. If the Executive has a Qualified Spouse, the Executive may elect, before the pension commencement date, to receive a reduced Retirement Benefit for his lifetime and his surviving Qualified Spouse shall receive either 50% of the unreduced Retirement Benefit or 100% of the reduced Retirement Benefit for her lifetime.

          The applicable reduction factors are as follows:
          --   50% spousal option: 90.4%
          --   100% spousal option: 83.9%.

     3.4 Notwithstanding paragraph 3.1, the Retirement Benefit may be commuted to an immediate cash value on an Actuarially Equivalent basis at the applicable Date of Determination, in whole or in part, at the request of the Executive and with the consent of the Board of Directors of Alcan. Such request shall be made in writing to Alcan at least one month prior to his applicable Date of Determination, or at the pension commencement date if it occurs later than said Date of Determination.

          Actuarial Equivalence shall be determined by the rules in the Plan for the cash-out of Members' benefits (Section 4.3.4 of the Plan). Any Retirement Benefit payable in any year is limited to the deduction limitation provided in Section 162(m) of the Internal Revenue Code. Any amount deferred pursuant to this deduction limitation shall be credited with interest at the rate used to calculate the actuarial equivalent of the Retirement Benefits.

     3.5 In the event of the Executive's death prior to his Pension Commencement Date, a monthly spousal benefit will be payable to the Executive's surviving Qualified Spouse for her life.

          The amount of the monthly spouse's benefit will be equal to the amount of benefits that the Qualified Spouse would have received had the Executive retired on the day before his death, chosen the 50% spousal option and then died the following day.

     3.6 The monthly pension shall be payable from the first of the month coinciding with or next following the Date of Determination.

4.   GENERAL PROVISIONS

     4.1 Nothing contained herein shall constitute an agreement or undertaking by the Executive to remain in the employment of the Alcan for any specific period, nor an undertaking by Alcan to employ the Executive for any specific period. The term of the Executive's employment and its termination shall be governed by the terms of the Employment Agreement.

     4.2 Any benefits which the Executive shall receive under this Agreement shall be in substitution for any rights he may now or hereafter have to an annuity, retirement allowance, pension or similar benefit under any other agreement with Alcan or any of its Subsidiaries. The Executive hereby agrees that he will be excluded from participation to the Plan.

     4.3 Alcan shall be entitled to assign its rights hereunder to, and to cause all or any portion of its obligations hereunder to be assumed by, any direct or indirect subsidiary of Alcan incorporated in the United States of America. However Alcan shall remain liable on a joint and several basis with the assignee as regards any obligation so assumed.

     4.4 This Agreement and all of the rights and benefits of the Executive hereunder are personal to the Executive, and may not be alienated, assigned or transferred by the Executive in whole or in part, voluntarily or involuntarily.

     4.5 This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and successors of the parties hereto.

     4.6 The benefits paid to the Executive under this Agreement are considered by Alcan to be in the nature of a retirement benefit. However, Alcan neither warrants nor guarantees that the benefits will be so regarded and so treated by third parties, including taxation authorities of the United States of America or Canada.

     4.7 Any notice to be given hereunder shall be given in writing and may be given either personally or may be sent by registered mail, addressed in the case of the Executive to him at his last known place of residence and, in the case of Alcan Inc., at its principal place of business, 1188 Sherbrooke Street West, Montreal, Quebec, H3A 3G2, c/o the Secretary.

     4.8 Pension benefits provided under this agreement are not subject to post-retirement pension augmentations.

     4.9 Alcan will use its best endeavors at all times to ensure payment of the Retirement Benefit provided herein, but shall be under no obligation in that regard to set aside any amounts or make any contribution to any trust or other fund or establish any book reserve in the amount of the Retirement Benefit payable hereunder, in accordance with generally acceptable accounting practices.

     4.10 This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement, with effect as of the day and year first above written, at the places and on the dates indicated below.

ALCAN INC.


Per:    /s/ John R. Evans                    Per:    /s/ Travis Engen
      ----------------------                      ------------------------
          John R. Evans                                  Travis Engen
      Chairman of the Board

Date:    12 March , 2001                     Date:     12 March, 2001
      ----------------------                        ----------------------
Place:  Montreal, Quebec                     Place:
                                                    ----------------------

                                  SCHEDULE III

                           CHANGE OF CONTROL AGREEMENT

                                A G R E E M E N T


Agreement made as of the 23rd day of February 2001, by and between Alcan Aluminium Limited, a corporation incorporated under the laws of Canada with its registered office at 1188 Sherbrooke Street West, Montreal, Quebec, Canada
H3A 3G2 (the "Corporation") and Travis Engen (the "Executive").

WITNESSETH:

     WHEREAS, the Corporation and the Executive have entered into an Employment Agreement, dated the same date hereof (the "Employment Agreement") whereby the Executive has agreed to become the President and Chief Executive Officer of the Corporation;

     WHEREAS, the Corporation believes that the establishment and maintenance of a sound and vital management of the Corporation is essential to the protection and enhancement of the interests of the Corporation and its shareholders; and

     WHEREAS, the Corporation also recognizes that the possibility of a Change of Control of the Corporation (as defined in Section 1 hereof), with the attendant uncertainties and risks, might result in the departure or distraction of key employees of the Corporation to the detriment of the Corporation and its shareholders; and

     WHEREAS, the Corporation has determined that it is appropriate to take steps to induce key employees to remain with the Corporation, and to reinforce and encourage their continued attention and dedication, when faced with the possibility of a Change of Control of the Corporation.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.   Change of Control shall mean any of the following:

     1.1 the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the United States Securities Exchange Act of 1934), in the aggregate, of securities of the Corporation representing twenty percent (20%) or more of the total combined voting power of the Corporation's then issued and outstanding voting securities entitled to vote in the general election for directors, by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934) acting jointly or in concert (other than its subsidiaries or any employee benefit plan of either) (a "Person"), provided that, if a buyback of shares by the Corporation causes the Person to attain such limit, such limit shall not be deemed attained unless and until such Person acquires any such voting securities of the Corporation after the buyback that caused the level to be attained;

     1.2 the amalgamation, merger, arrangement, reorganization or consolidation of the Corporation with a Person (including for the purposes of this Agreement any transaction or series of transactions such as share exchange transaction with the same stated or effective objective) other than:

          (a) an amalgamation, merger, arrangement, reorganization or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) two-thirds or more of the combined voting power (based on normal issue voting) of the voting securities of the Corporation or such surviving or parent entity outstanding immediately after such amalgamation, merger, arrangement, reorganization or consolidation in substantially the same proportion as immediately prior to such amalgamation, merger, arrangement, reorganization or consolidation, without there occurring as a result or in connection therewith any substantial change in the composition of the Corporation's Board; or

          (b) an amalgamation, merger, arrangement, reorganization or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13-d-3 promulgated under the United States Securities Exchange Act of 1934), of securities representing more than the amounts set forth in paragraph 1.1 above;

     1.3 the approval by shareholders of the Corporation of any plan or proposal for the complete liquidation or dissolution of the Corporation;

     1.4 the issuance by the Corporation of shares (of the same or equivalent class as the principal class of publicly listed voted equity shares of the Corporation) in connection with an exchange offer acquisition (including, for the purposes of this Agreement, a series of connected exchange offer acquisitions), if such issuance results in the holders of the Corporation's principal class of publicly listed voting shares (immediately prior to the issuance) holding less than two-thirds of the total number outstanding (immediately following the issuance) and there occurs in connection therewith any substantial change in the composition of the Corporation's Board.

     1.5 the sale or other disposition of all or substantially all of the assets of the Corporation other than the sale or other disposition of all or substantially all of the assets of the Corporation either

          (a) to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power (based on normal issue voting) of the voting securities of the Corporation at the time of the sale; or

          (b) in a manner such that after such sale or other disposition the ultimate parent entity of the acquirer is, directly or indirectly, owned (based on normal issue voting) at least fifty percent (50%) by shareholders who immediately prior to such transaction owned at least fifty percent (50%) of the voting power (based on normal issue voting) of the Corporation immediately prior to such transaction in materially the same proportion as owned by such shareholders immediately prior to such transaction;

          provided that there does not occur in connection therewith any substantial change in the composition of the Corporation's Board.

     1.6 the approval by the vote of the Corporation's holders voting shares of any amalgamation, merger, arrangement, reorganization or consolidation in which the Corporation will not survive as a publicly-owned corporation or should the Corporation for any reason become a subsidiary (as defined in the Canada Business Corporations Act) of any other corporation;

     1.7 individuals who, as of the close of business on the effective date of this Agreement, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least two-thirds of the Board; provided that any person becoming a Director subsequent to the close of business on the effective date of this Agreement, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Management Proxy Circular of the Corporation in which such person is named a nominee for Director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a Director of the Corporation initially as a result of an actual or threatened proxy or election contest with respect to Directors, as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board or as a result of or in connection with any amalgamation, merger, arrangement, reorganization, consolidation or share exchange acquisition transaction by the Corporation with any Person, shall be deemed to be an Incumbent Director;

Only the first Change of Control after the date hereof shall be deemed a Change of Control hereunder.

Notwithstanding the foregoing, should the Person referred to in paragraph 1.1 above include Mr. Martin Ebner or BZ Group Holding Limited, the reference to "twenty percent (20%)" in such paragraph shall be replaced with "thirty percent (30%)."

2. TERM. This agreement shall commence on the date hereof and shall expire, unless previously terminated as provided herein, on the earliest of

     (i)    31st July 2002;

     (ii) the date of the Executive's death or termination as a result of Disability, as defined below;

     (iii) subject to Section 3 hereof, the date of the retirement or other termination of the Executive's employment(voluntarily or involuntarily) with the Corporation prior to a Change of Control; or

     (iv) if prior to a Change of Control, the entity for which the Executive is then working ceases to be a Subsidiary, as defined in Section 8 hereof, of Corporation.

            Notwithstanding anything in this Agreement to the contrary, if the Corporation becomes obligated to make any payment to the Executive pursuant to the terms hereof at or prior to the expiration of this Agreement, then this Agreement shall remain in effect for such purposes until all of the Corporation's obligations hereunder are fulfilled. Further, the provisions of paragraph 9.1 hereunder shall survive and remain in effect notwithstanding the termination of this Agreement, the termination of the Executive's employment or any breach or repudiation of alleged breach or repudiation by the Corporation of this Agreement or any one or more of his terms.

            Disability shall have the meaning ascribed to such term in the Corporation's long term disability plan in which the Executive participates. A termination for Disability shall be deemed to occur when the Executive is terminated by the Corporation by written notice after the disability is established and the Executive remains disabled.

3.   TERMINATION FOLLOWING CHANGE OF CONTROL.

     3.1 If, and only if, a Change of Control occurs and one of the following occurs : (i) the Executive's employment with the Corporation is terminated by the Corporation without Cause other than for Disability, or (ii) by the Executive for Good Reason, during the period running from the date of the Change of Control to twelve (12) months after the date of such Change of Control, then the Executive shall be entitled to the amounts provided in Section 4 upon such termination.

            In addition, notwithstanding the foregoing, in the event the Executive is either terminated without Cause or terminates employment for Good Reason (based on an event occurring within three
            (3) months prior the occurrence of a Change of Control) within three
            (3) months prior the occurrence of a Change of Control, such termination shall, upon the occurrence of a Change of Control, be deemed to be covered under the Agreement and the Executive shall be entitled to the amounts provided under Section 4 hereof reduced by any amounts otherwise received in connection with his termination of employment.

     3.2 As used in this Agreement, termination for Good Reason shall mean a termination by the Executive within ninety (90) days after the occurrence of the Good Reason event, failing which such event shall not constitute Good Reason under this Agreement. For purposes of this Agreement, "Good Reason" shall mean the occurrence or failure to cause the occurrence of any of the following events without the Executive's express written consent:

     (i) any material diminution in the Executive's duties and responsibilities, authority (except in each case in connection with the termination of the Executive's employment for Cause or as a result of the Executive's death, or temporarily as a result of the Executive's illness or other absence,);

     (ii)   a reduction in the Executive's annual base salary rate;

     (iii) a relocation of the Executive's principal business location to an area outside the country of the Executive's principal business location at the time of the Change of Control;

     (iv) a failure by the Corporation after a Change of Control to continue any annual Executive Performance Award Plan, program or arrangement in which the Executive is then entitled to participate (the "Bonus Plans"), provided that any such plan(s) may be modified at the Corporation's discretion from time to time but shall be deemed terminated if (x) any such plan does not remain substantially in the form in effect prior to such modification and (y) if plans providing the Executive with substantially similar benefits are not substituted therefor ("Substitute Plans"), or a failure by the Corporation to continue the Executive as a participant in the Bonus Plans and Substitute Plans on at least the same basis as to potential amount of the bonus and the achievability thereof as the Executive participated immediately prior to any change in such plans of awards, in accordance with the Bonus Plans and the Substitute Plans;

     (v) a failure to permit the Executive after the Change of Control to participate in cash or equity based incentive plans and programs (i.e. the Corporation's Executive Deferred Share Unit Plan, Non-Qualified Deferred Compensation Plan, Executive Share Option
            Plan) other than Bonus Plans on a basis providing the Executive in the aggregate with an annualized award value in each fiscal year after the Change of Control at least equal to the aggregate annualized award value being provided by the Corporation to the Executive under such incentive plans and programs immediately prior to the Change of Control (with any awards intended not to be repeated on an annual basis allocated over the years the awards are intended to cover);

     (vi) the failure by the Corporation to continue in effect any employee benefit program such as a saving, pension, excess pension, medical, dental, disability, accident, life insurance plan or a relocation plan or policy or any other material plan, program, perquisite or policy of the Corporation intended to benefit the Executive in which the Executive is participating at the time of a Change of Control (or programs providing the Executive with at least substantially similar benefits) other than as a result of the normal expiration of any such employee benefit program in accordance with its terms as in effect at the time of a Change of Control, or taking of any action, or the failure to act, by the Corporation which would adversely affect the executive's continued participation in any of such employee benefit programs on at least as favourable a basis to the Executive as is the case on the date of a Change of Control; or which would materially reduce the Executive's benefits in the future under any of such employee benefit programs or deprive him of any material benefit enjoyed by the Executive at the time of a Change of Control;

     (vii) a material breach by the Corporation of any other written agreement with the Executive that remains uncured for twenty-one (21) days after written notice of such breach is given to the Corporation;

     (viii) failure of any successor (as defined in Section 10 herein) to assume in a writing delivered to the Executive the obligations hereunder within twenty-one (21) days after written notice by the Executive, or

     3.3    As used in this Agreement, the term "Cause" shall mean

            (i) the failure by the Executive to attempt to substantially perform his or her duties and responsibilities with regard to the Corporation or any affiliate (other than any such failure resulting from the Executive's incapacity due to physical or mental illness of any such actual or anticipated failure by the Executive for Good Reason, as defined in paragraph 3.2) after demand for substantial performance is delivered by the Corporation that specifically identifies the manner in which the Corporation believes the Executive has failed to attempt to substantially perform his or her duties and responsibilities and a reasonable time for the Executive to correct or remedy;

            (ii) the willful engaging by the Executive in misconduct in connection with the Corporation or its business which is materially injurious to the Corporation monetarily or otherwise (including but not limited to conduct which is prohibited by the provisions of Section 9.1 herein); or

            (iii) any misappropriation or fraud with regard to the Corporation or any of the assets of the Corporation (other than good faith expense account disputes).

            For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interests of the Corporation. In the event that the Executive alleges that the failure to attempt to perform his or her duties and responsibilities is due to a physical or mental illness, and thus not "Cause" under paragraph 3.3, the Executive shall be required to furnish the Corporation with a written statement from a licensed physician who is reasonably acceptable to the Corporation which confirms the Executive's inability to attempt to perform due to such physical or mental illness. A termination for Cause after a Change of Control shall be based only on events occurring after such Change of Control; provided, however, the foregoing limitation shall not apply to an event constituting Cause which was not discovered by the Corporation prior to a Change of Control.

4.   COMPENSATION UPON TERMINATION.

     4.1 If the Executive's employment is terminated for Cause following a Change of Control or upon the occurrence of a Change of Control in a manner described in paragraph 3.1 the Corporation shall:


          (a) pay to the Date of Termination, the Executive's Base Salary, the prorated amount of the guideline award under the Corporation's Executive Performance Award Plan (EPA) and the cash value of any untaken and accrued vacations to the Date of Termination. The aggregate amount will be paid within five (5) days of the Date of Termination;

          (b) accrue service under the Corporation's pension plans to the Date of Termination;

          (c) maintain all other benefits and perquisites in which the Executive participates to the Date of Termination, but limited to the coverage in force under those benefit plans on the Date of Notice of Termination; and

          (d) not grant any options to purchase shares under the Alcan Executive Share Option Plan to the Executive between the date of Notice of Termination and the actual Date of Termination.

     4.2 In the event of Termination for Cause following a Change of Control, the Corporation's obligations to the Executive shall be limited to those under paragraph 4.1.

     4.3 If the Executive's employment is terminated after the first occurrence of a Change of Control in a manner described in paragraph 3.1 then, the Executive shall be entitled without regard to any contrary provisions of any benefit plan, to a severance pay, subject to the following paragraph, as provided below :

          (a) an amount equal to 36 times the Executive's monthly base salary on the Date of Termination;

          (b) an amount equal to 36 times the monthly EPA guideline amount in force on the Date of Termination; and

          (c) an amount equal to 36 times the monthly Mid-Term Incentive Program (MTIP) guideline amount in force on the Executive's Date of Termination.

          If the Date of Termination is before the Executive's declared retirement date, the severance pay shall be calculated using a number, in lieu of 36, equal to the number of months remaining to such retirement date, in each of sub-paragraphs (a), (b) and (c) above.

          The Executive may, in writing, (in the Notice of Termination or otherwise) direct the Corporation that the severance pay pursuant to the paragraph 4.3 hereof shall be paid, either :

          (i) in a lump sum payable within five (5) days of the Date of Termination where in such case, all benefit plan coverage cease on such date, or

          (ii) in 36 equal monthly installments, (or for a period consistent with the Corporation's practices as approved by the Personnel Committee of the

               Board) after having the Executive transferred to the non-active payroll of the Corporation where in such case all benefit plan coverage continue at the previous level for that same number of months except coverage under the Corporation's short-term and long-term disability plans, vacation program, eligibility in the Alcan Share Option Plan and perquisite benefit (car, financial and tax counseling, club membership) which shall cease on Date of Termination.

          Monthly installments paid on the non-active payroll shall be excluded in the calculation of pensionable earnings while the duration on the non-active payroll shall be included as service for calculating years of service under the Corporation's pension plans.

     4.4 Any loans owing by the Executive to the Corporation shall become due and payable as per the terms of the applicable loan agreement.

     4.5 After the occurrence of a Change of Control, as defined in Section I, all options under the Corporation's Executive Share Option Plan shall become immediately exercisable and all waiting periods and holding periods, as defined in such plan, shall be waived.

5. NOTICE OF TERMINATION. After a Change of Control, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 13. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment.

6. DATE OF TERMINATION. "Date of termination", with respect to any purported termination of the Executive's employment after a Change of Control, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Corporation, shall not be less than thirty (30) days except in the case of a termination for Cause which shall be the date specified in the Notice of Termination and, in the case of a termination by the Executive for Good Reason, shall not be earlier than twelve (12) months after the Change of Control). In the event of Notice of Termination by the Corporation, the Executive may treat such notice as having a date of termination at any date between the date of the receipt of such notice and the date of termination indicated in the Notice of Termination by the Corporation; provided, that the Executive must give the Corporation written notice of the date of termination if he or she deems it to have occurred prior to the date of termination indicated in the notice.

7. NO DUTY TO MITIGATE/SET-OFF. The Corporation agrees that if the Executive's employment with the Corporation is terminated pursuant to this Agreement during the term of this Agreement, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Corporation pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to the Executive as the result of employment by another employer or otherwise.

     Except as otherwise provided herein and apart from any disagreement between the Executive and the Corporation concerning interpretation of this Agreement or any term or provision hereof, the Corporation's obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive.

8. SERVICE WITH SUBSIDIARIES OR THE CORPORATION. For purposes of this Agreement, employment by the Corporation or a Subsidiary of the Corporation shall be deemed to be employment by the Corporation and references to the Corporation shall include all such entities, except that the payment obligation hereunder shall be solely that of the Corporation. A Change of Control, however, as used in this Agreement, shall refer only to a Change of Control of Alcan Aluminium Limited. For purposes of this Agreement a "Subsidiary" shall mean any entity in which the Corporation owns, directly or indirectly, at least fifty percent (50%) of the outstanding securities entitled to vote for the election of directors.

9.   CONFIDENTIALITY - NO NON-COMPETITION - NO RESIGNATION.

     9.1 The Executive shall not at any time during the term of this Agreement, or thereafter, directly or indirectly, for any reason whatsoever, communicate or disclose to any unauthorized person, firm or corporation, or use for the Executive's own account, without the prior written consent of the Board, any proprietary processes, trade secrets or other confidential data or information of the Corporation and its related and affiliated companies concerning their businesses or affairs, accounts, products, services or customers, it being understood, however, that the obligations of this Section shall not apply to the extent that the aforesaid maters (i) are disclosed in circumstances in which the Executive is legally required to do so, or
          (ii) become known to and available for use by the public other than by the Executive's wrongful act or omission.

     9.2 Upon the occurrence of a Change of Control, any non-competition agreement between the Corporation and the Executive shall be considered null and void.

10. SUCCESSORS - BINDING AGREEMENT. In addition to any obligations imposed by law upon any successor to the Corporation, the Corporation will require any successor (whether direct or indirect, by purchase, amalgamation, merger, arrangement, reorganization, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors and heirs. If the Executive shall die after termination of his employment while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate. This Agreement is personal to the Executive and neither this Agreement nor any rights hereunder may be assigned by the Executive.

11. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and the Employment Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement or the Employment Agreement. All references to any law shall be deemed also to refer to any successor provisions to such laws.

12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by registered mail, postage prepaid as follows:


    (i)  If to the Corporation, to:

         Alcan Aluminium Limited
         1188 Sherbrooke Street West
         Montreal, Quebec
         H3A 3G2

         Attention:  Corporate Secretary

    (ii) If to the Executive, to his last shown address on the books of the Corporation.

         Any such notice shall be deemed given when so delivered personally, or, if mailed, five days after the date of deposit in the Canadian mail. Any party may by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

14. SEVERABILITY. If any provisions of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

15. LEGAL FEES. In the event the Corporation does not make the payments due hereunder on a timely basis and the Executive collects any part or all of the payments provided for hereunder or otherwise successfully enforces the terms of this Agreement by or through a lawyer or lawyers, the Corporation shall pay all costs of such collection or enforcement, including reasonable legal fees and other reasonable fees and expenses which the Executive may incur. The Corporation shall pay to the Executive interest at the prime lending rate as announced from time to time by Royal Bank of Canada on all or any part of any amount to be paid to Executive hereunder that is not paid when due. The prime rate for each calendar quarter shall be the prime rate in effect on the first day of the calendar quarter.

16. NON-EXCLUSIVITY OF RIGHTS. Except as otherwise specifically provided therein, (i) nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive, equity or other plan or program provided by the Corporation and for which the Executive may qualify, nor (ii) shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other currently existing plan, agreement as to employment or severance from employment with the Corporation or statutory entitlements, provided, that to the extent such amounts are paid under paragraph 4.2(a) hereof or otherwise, such amounts shall be offset against any amounts that the Executive is entitled to under any other program, plan, agreement or statute, including without limitation the Employment Agreement. Amounts that are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation, at or subsequent to the date of termination shall be payable in accordance with such plan or program, except as otherwise specifically provided herein or in the Employment Agreement.

17. NOT AN AGREEMENT OF EMPLOYMENT. This is not an agreement assuring employment and the Corporation reserves the right to terminate the Executive's employment at any time with or without cause, subject to the Employment Agreement and the payment provisions hereof if such termination is after, or within three (3) months prior to, a Change of Control, as defined herein. The Executive acknowledges that he is aware that he shall have no claim against the Corporation hereunder or for deprivation of the right to receive the amounts hereunder as a result of any termination that does not specifically satisfy the requirements hereof or as a result of any other action taken by the Corporation. The foregoing shall not affect the Executive's rights under any other agreement with the Corporation.

18. GOVERNING LAW. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the Province of Quebec.

19. ENGLISH LANGUAGE. The parties hereto declare that they require that this Agreement and any related documents be drawn up and executed in English. Les parties declarent qu'elles requierent que cette convention ainsi que tous documents relatifs a cette convention soient rediges et executes en anglais.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed and the Executive has hereunto set his hand as of the date first set forth above.

                                                        ALCAN ALUMINIUM LIMITED

                                               By:     /s/ Dr. John R. Evans
                                                       _______________________



                                                       /s/ Travis Engen
                                                       _______________________
                                                       Travis Engen

                                   SCHEDULE IV

                         SUPPLEMENTAL DISABILITY PAYMENT

The Employer will make such further payments to the Employee, or to his estate or legal representatives, as the case may be, as may be necessary over and above those provided for in Section 6 (c) of the attached Employment Agreement so that in the event of the Employee's Death or Disability he, or his estate or legal representatives, shall receive the equivalent of the Accrued Obligations as of the Date of Termination, and in the event of the Employee's Disability, he shall receive the equivalent of:

          (i) continuation of Base Salary as in effect immediately prior to the Date of Termination until the first anniversary of the Date of Termination, plus an amount equal to the Target Bonus for the year in which the Date of Termination occurs (assuming that the Target Bonus equals one hundred percent (100%) of the Employee's Base Salary as of the Date of Termination and all performance objectives have been met); and

          (ii) continuation of 50% of Base Salary for the period from the first anniversary of the Date of Termination through the Scheduled Termination Date, plus payment of 50% of the Target Bonus for each year following the year in which the Date of Termination occurred (assuming that the Target Bonus equals one hundred percent (100%) of the Employee's Base Salary as of the Date of Termination and all performance objectives have been met), provided that if the Scheduled Termination Date falls on or before the first anniversary of the Date of Termination, then the Employee shall not be entitled to any payments under this paragraph (ii).

                                   SCHEDULE V

                            CONFIDENTIALITY AGREEMENT

To Alcan Aluminium Limited

In consideration of your agreeing to employ him as your President and Chief Executive Officer, the undersigned Employee acknowledges and agrees that his employment by the Employer under this Agreement necessarily involves his understanding of and access to certain trade secrets and confidential information pertaining to the business of the Employer. Accordingly, the Employee agrees that during the Employment Period and for a period of two (2) years following the Date of Termination, he will not, directly or indirectly, without the prior written consent of the Employer, disclose or use for the benefit of any person, corporation or other entity, or for himself any and all files, trade secrets or other confidential information concerning the internal affairs of the Employer or its subsidiaries or affiliates, including, but not limited to, information pertaining to its clients, services, products, earnings, finances, operations, methods or other activities; provided, however, that the foregoing shall not apply to information which is of public record or is generally known, disclosed or available to the general public or the industry generally. Notwithstanding the foregoing, the Employee may disclose such information as required by law during any legal proceeding or to the Employee's personal representatives and professional advisers and, with respect to such personal representatives and professional advisers, the Employee agrees to inform them of his obligations hereunder and take all reasonable steps to ensure that such professional advisers do not disclose the existence or substance hereof. Further, the Employee agrees that he shall not, directly or indirectly, remove or retain, without the express prior written consent of the Employer, and upon termination of employment for any reason shall return to the Employer, any records, computer disks, computer printouts, business plans or any copies or reproductions thereof, or any information or instruments derived therefrom, arising out of or relating to the business of the Employer or obtained as a result of his employment by the Employer.



                             Signed by the Employee as of February 23, 2001.

                             /s/ Travis Engen
                             -------------------------------------
                             Travis Engen

                                   SCHEDULE VI

                           NON-COMPETITION UNDERTAKING

To Alcan Aluminium Limited

In consideration of your agreeing to employ me as your President and Chief Executive Officer, I acknowledge and undertake that until the expiry of two (2) years following the termination of my employment with the Company, I will not be entitled to act as an employee, director of or officer of, advisor to or material investor in any corporation, partnership, person or other entity which carries on any business which is materially competitive with the Company's principal lines of business. Entities which carry on businesses which are so materially competitive include without limitation, those which carry on any business which relates to the mining or refining of bauxite, the production and sale of alumina or primary aluminum, the production and sale of aluminum products (such as can sheet, foil, litho sheet and other flat rolled products, wire and cable, castings and extrusions), the trading of aluminum, the production and sale of packaging products for tobacco, pharmaceutical, cosmetics, health care, food or beverage products or any line of business carried on by the Company and accounting for at least five percent (5.0%) of its consolidated assets or gross revenues at the time of the termination of my employment. Nevertheless, no such business shall be considered to be materially competitive unless it is carried on in any of the jurisdictions in which the Company carries on business at the time of the termination of my employment.

I acknowledge that in view of the position of extreme trust and confidence attached to my position as Employee of the Company, this undertaking is reasonable in all respects and essential to the protection of the Company and its shareholders. I shall continue to be bound by its terms of this undertaking notwithstanding the termination of my employment for any reason.

For the purposes of the foregoing: the "Company" means Alcan Aluminium Limited as well as its subsidiaries, affiliates and joint ventures, and "Material Investor" means the holder of more than five per cent (5.0% ) of the outstanding voting or equity shares, units or similar interests.


                             Signed by the Employee as of February 23, 2001.

                             /s/ Travis Engen
                             ---------------------------------------
                             Travis Engen

                                  SCHEDULE VII

                               INDEMNITY AGREEMENT


BETWEEN ALCAN ALUMINIUM LIMITED, a corporation incorporated under the laws of Canada and having its head office in the City and District of Montreal, in the Province of Quebec (hereinafter referred to as "Alcan")

AND

               TRAVIS ENGEN
               (hereinafter referred to as "the Employee")


IN CONSIDERATION of the Employee consenting to act as a director, and continuing to act as a director, of Alcan, Alcan agrees that it shall indemnify the Employee in accordance with the conditions provided in this Agreement.

1. The terms "liability" and "expense" shall include, but shall not be limited to, costs, charges, counsel fees and disbursements, and amounts paid to settle claims, actions, suits or proceedings or to satisfy judgments, fines or penalties incurred by or on behalf of the Employee in respect of a claim, action, suit or proceeding as defined below.

2. The terms "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative) or any threat thereof, involving the Employee or to which the Employee is made party by reason of being, or having been, an employee or a director of Alcan or any one of its subsidiaries or affiliates (this shall be interpreted as including any organization, partnership, joint venture, trust, enterprise or entity under Alcan's direct or indirect control).

3. Except in respect of a claim, action, suit or proceeding by or on behalf of Alcan, Alcan shall, to the fullest extent permitted by law, indemnify the Employee against any and all liability and expense that may reasonably be incurred by the Employee in respect of any claim, action, suit or proceeding.

4. In respect of a claim, action, suit or proceeding by or on behalf of Alcan, Alcan shall, to the fullest extent permitted by law, indemnify the Employee against any and all liability and expense that may reasonably be incurred by the Employee in connection therewith.

5. If, prior to the final disposition of any claim, action, suit or proceeding, the Employee wishes to be reimbursed for expenses incurred, then, upon the application of the Employee


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
     to Alcan and upon receipt of an undertaking by the Employee to repay such amount should it be determined upon such final disposition that the Employee was not entitled to indemnification, Alcan shall advance monies to the Employee to cover reasonable expenses actually incurred by the Employee.

6. If any income tax is deemed by any taxation authority to be payable by the Employee by reason of:

     (a) the value to the Employee of the undertaking by Alcan herein contained, and/or

     (b)  any indemnity payment actually made to the Employee hereunder,

          then, Alcan shall, upon notice to such effect, pay to the Employee such amount or amounts as shall be necessary to save the Employee harmless from the burden of such income tax and any other income tax paid consequent to the operation of this Article 7. In the event that the Employee is assessed for income tax as aforesaid and Alcan makes any payment to the Employee pursuant to this Article, the Employee agrees to take any steps necessary to enable Alcan to contest, at its expense, the assessment of income tax.

7. The rights of indemnification provided in this Agreement shall be in addition to any rights to which the Employee may otherwise be entitled by statute, by-law, agreement, vote of shareholders of Alcan or otherwise.

8. In the event that this Agreement would otherwise be held inoperative as providing for indemnity to an extent greater than that permitted under the provisions of the Canada Business Corporations Act, then those of its terms which would be so affected shall be construed so as to provide indemnity to the maximum extent permitted by the said Act.

9. This Agreement may not be amended or modified in any manner except by a written agreement executed by the Employee and Alcan.

10. This Agreement shall be binding on Alcan, its successors and assigns and shall ensure to the benefit of the Employee and the legal representatives, heirs, successors and assigns of the Employee and shall continue notwithstanding that the Employee has ceased to be an employee or a director of Alcan.

12. The parties hereto declare that they require that this Agreement and any related documents be drawn up and executed in English.

     Les parties declarent qu'elles requierent que cette convention ainsi que tous documents relatifs a cette convention soient rediges et executes en anglais.


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


IN WITNESS WHEREOF the parties hereto have duly executed this Agreement at the places and as of February 23, 2001.

ALCAN ALUMINIUM LIMITED

By: /s/  John R. Evans              By: /s/  Travis Engen
    -------------------------           -------------------------
    John R. Evans, Chairman                  Travis Engen

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